UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
January 15, 2007

Alamo Group Inc.
 (Exact name of registrant as specified in its charter)

State of Delaware (State or Other Jurisdiction of Incorporation)	0-21220 (Commission file number)	74-1621248 (I.R.S. Employer Identification No.)

1502 E. Walnut
Seguin, Texas 78155
(Address of Registrant's principal executive offices, including zip code)

(830) 379-1480

(Registrant's telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory arrangements of Certain Officers

Item 5.02(c). Appointment of Principal Officers.

On January 15, 2007, Alamo Group Inc. (the "Company") announced that Dan E. Malone has joined the Company as Chief Financial Officer and Executive Vice President effective immediately.  Mr. Malone, age 46, most recently served as the Chief Financial Officer, Executive Vice President and Corporate Secretary of Igloo Products Corporation, a manufacturer of ice chests and beverage coolers, from March 2002 through January 2007.  Prior to joining Igloo he was the Chief Financial Officer of the York Group, Inc. and served in various accounting management positions with Cooper Industries Inc. (NYSE:CBE), a manufacturer of electrical products, tools and hardware, from May 1987 through September 2000.  (A copy of the press release issued by the Company is attached hereto as Exhibit 99.1)

Mr. Malone executed an offer letter from the Company, pursuant to which he agreed to serve as the Chief Financial Officer and Executive Vice President of the Company. The offer letter is effective as of January 15, 2007 and provides that Mr. Malone will receive an annual base salary of $210,000, and is eligible to receive an annual bonus targeted at 30% of his base salary under the Company's previously disclosed Incentive Compensation Plan.  Pursuant to the offer letter, the Company has engaged a relocation company to coordinate the relocation of Mr. Malone and will pay closing costs associated with the sale of Mr. Malone's home in Houston and certain other reasonable relocation expenses.  The Company will also pay Mr. Malone $2,500 per month for a maximum of six months or until his home is sold, whichever occurs first.  Mr. Malone is entitled to participate in all benefit plans customarily made available to officers of the Company on the same basis as other officers with Mr. Malone's equivalent title and salary which includes the Alamo Group Inc. Incentive Stock Option Plan ("ISOP").  In accordance with the offer, Mr. Malone will receive an option for 25,000 shares of the Company's common stock under the ISOP, subject to the approval of the Compensation Committee of the Board.  This option has a 10 year term vesting at 20% per year and becoming fully vested in 5 years, the price will be the closing price on the date of the grant.  In addition, Mr. Malone will receive a sign on bonus $25,000 cash bonus payable on February 16, 2007.

In connection with his employment, the Company and Mr. Malone also entered into a Non-Competition Agreement (the "Agreement"). The Agreement sets forth certain obligations to which Mr. Malone will agree with regard to non-competition, non-solicitation, and maintaining confidential information. The complete text of the Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 5.02(e). Compensatory Arrangements of Certain Officers.

The information set forth in Item 5.02(c) above regarding the offer letter and the Agreement is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter between Alamo Group Inc., a Delaware corporation, and Dan E. Malone
10.2	Non-Competition Agreement between Alamo Group Inc., a Delaware corporation, and Dan E. Malone dated January 15, 2007

Exhibit No.	Description
99.1	Press Release naming Dan E. Malone as Chief Financial Officer and Executive Vice President of Alamo Group Inc., dated January 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Alamo Group Inc.
Date: January 16, 2007	By:	/s/ Ronald A. Robinson
Ronald A. Robinson President & CEO